Randall N. Drake, C.P.A., P.A.

1981 Promenade Way

Clearwater, Florida 33760

Phone: (727) 536-4863

June 8, 2010

Securities and Exchange Commission

450 Fifth Street, NW

Washington, D.C. 20549

In re:

RJS Development, Inc.

File #:

333-151698

FEI #:

20-0075049

Ladies and Gentlemen:

We have read the statements by RJS Development, Inc. included on Form S-1A dated June 8, 2010, and we agree with such statements as they relate to our firm.

This is to confirm that the client-auditor relationship between RJS Development, Inc. and Randall N. Drake, CPA, PA ceased on June 25, 2009.

Very truly yours,

/s/ Randall N. Drake, CPA PA

Randall N. Drake, CPA, PA